UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
December 8, 2021
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure
This Current Report on Form 8-K is being furnished to aid investors by providing supplemental information related to the retrospective impact of a change in segment reporting in fiscal 2022 and supplemental non-GAAP financial information related to the retrospective impact of the exclusion of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges in certain non-GAAP financial measures in fiscal 2022.
Unless otherwise stated, the terms "we," "us," "our" and the "company" refer to Campbell Soup Company and its consolidated subsidiaries.
Change to Historical Business Segment Results
Beginning in fiscal 2022, the foodservice and Canadian business formerly included in our Snacks reportable segment is now managed as part of the Meals & Beverages reportable segment. In fiscal 2022, our reportable segments are as follows:
•Meals & Beverages, which consists of our soup, simple meals and beverages products in retail and foodservice in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; V8 juices and beverages; and Campbell’s tomato juice. The segment also includes snacking products in foodservice and Canada. The segment included our Plum baby food and snacks business, which was sold on May 3, 2021; and
•Snacks, which consists of Pepperidge Farm cookies*, crackers, fresh bakery and frozen products, including Goldfish crackers*, Snyder’s of Hanover pretzels*, Lance sandwich crackers*, Cape Cod potato chips*, Kettle Brand potato chips*, Late July snacks*, Snack Factory pretzel crisps*, Pop Secret popcorn, Emerald nuts, and other snacking products in retail in the U.S. The segment also includes the retail business in Latin America. In fiscal 2022, we now refer to the * brands as our "power brands."
Attached as Exhibit 99.1 is recast historical quarterly and year-to-date unaudited financial information resulting from this change. The segment realignment only affects the manner in which the results for the company’s operating segments were previously reported. This Current Report on Form 8-K does not revise the company’s previously reported consolidated financial statements for any period.
Change to Certain Historical Non-GAAP Financial Results
Historically, the company has excluded from certain of its non-GAAP financial measures the impact of unusual or non-recurring gains or charges, restructuring charges and related costs, actuarial gains or losses on pension and postretirement plans, gains or losses on divestitures, a deferred tax charge related to a legal entity reorganization, investment losses, losses on the extinguishment of debt, transition tax charges from enacted tax law changes, and impairment charges.
Beginning in fiscal 2022, the company added to the non-GAAP definition of Adjusted Earnings from continuing operations the exclusion of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges until such time that the related exposure impacts its operating results. Since these instruments are used to reduce the volatility of commodity price fluctuations in future periods, this adjustment was made to remove the volatility in current results to facilitate the comparison of the company's historical operating results and trends in its underlying operating results. Therefore, the company has recast certain of its non-GAAP financial results for the impact of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges not previously excluded for all historical periods presented. GAAP results, which include the historical impacts from unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges, will not change from what was previously reported. Additionally, the change does not affect the non-GAAP results for Organic net sales or Earnings (loss) from discontinued operations for any historical period presented.
Attached as Exhibit 99.2 is recast historical quarterly and year-to-date unaudited financial information resulting from this change. This Current Report on Form 8-K does not revise the company’s previously reported consolidated financial statements for any period.
The information in this Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

99.1	Recast historical quarterly and year-to-date unaudited financial information reflecting the change in segment reporting.
99.2	Recast historical quarterly and year-to-date unaudited financial information reflecting the change in certain non-GAAP financial measures.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

EXHIBIT INDEX

Exhibit No.

99.1	Recast historical quarterly and year-to-date unaudited financial information reflecting the change in segment reporting.
99.2	Recast historical quarterly and year-to-date unaudited financial information reflecting the change in certain non-GAAP financial measures.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: December 8, 2021	By:	/s/ Mick Beekhuizen
Mick Beekhuizen
Executive Vice President and Chief Financial Officer

4